SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 15, 2002

FULLPLAY MEDIA SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-25373	87-0434226
(State or Other Jurisdiction of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)

12600 SE 38th Street, Suite 150 Bellevue, WA 98006
(Address of Principal Executive Offices, Zip Code)

(425) 653-5505
(Registrant’s Telephone Number, Including Area Code)

Item 5:    Other Events

The Registrant’s 2002 annual meeting of shareholders is tentatively scheduled for November 20, 2002. The location and record date for the meeting have not yet been set.

Proposals of shareholders to be considered for inclusion in the Registrant’s proxy statement and proxy for the Company’s 2002 annual meeting of shareholders must be received by Fullplay Media Systems, Inc. at its principal office at 12600 SE 38th Street, Suite 150 Bellevue, WA 98006, Attn: Richard Barber, on or before August 15, 2002.

In addition, in order for a matter to be properly brought before the 2002 annual meeting of shareholders by a shareholder, notice of a matter must be received by the Registrant a reasonable time before the Registrant mails its proxy materials to shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULLPLAY MEDIA SYSTEMS, INC.

Dated: July 15, 2002	By:	/s/ RICHARD BARBER
Richard Barber CFO, Vice President of Finance, Secretary and Treasurer